EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder
HSBC USA Inc.:

We consent to the incorporation by reference in the Registration Statement No. 333-202524 on Form S-3 ASR of HSBC USA Inc. of our report dated February 23, 2015, with respect to the consolidated statements of income, comprehensive income (loss), changes in equity, and cash flows of HSBC USA Inc. and subsidiaries for the year ended December 31, 2014, which report appears in the December 31, 2016 annual report on Form 10-K of HSBC USA Inc.

/s/  KPMG LLP
New York, New York
February 21, 2017